EXHIBIT 10.5

PROMISSORY NOTE AGREEMENT

Loan Amount: $10,000	United States Dollars	Due: May 18, 2018

For value received, being USD$10,000, the undersigned, Intellisense Solutions Inc., promises to pay to TRIUS HOLDINGS LIMITED (“Holder”), the sum of Ten Thousand United States Dollars (USD$10,000), with interest on so much of the Principal Sum as shall from time to time remain unpaid, at a rate which is eight percent (8%) percent per annum calculated annually after the Principal Sum is advanced to the undersigned, payment to be made by money wire payable to and delivered to TRIUS HOLDINGS LIMITED , Office 009, Ebene Junction, Rue de la Democratie Ebene, Republic of Mauritius (the “Principal Amount” and interest herein collectively referred to from time to time as the “Secured Monies”).

The whole of the Secured Monies shall be paid to the Holder on or before May 18, 2018.

The undersigned herein waives presentment, demand, notice of dishonor and protest or further notice of any kind and agrees that it shall remain liable in respect of this Note as if presentment, demand, notice of dishonor and protest had been duly made or given.

Dated this 18th day of May, 2017.

Intellisense Solutions Inc.